Exhibit 99.1



INN OF THE MOUNTAIN GODS RESORT AND CASINO
ANNOUNCES THIRD QUARTER EARNINGS RESULTS                          MARCH 15, 2006

Contact Information:
BRIAN PARRISH
CHIEF OPERATING OFFICER
INN OF THE MOUNTAIN GODS RESORT AND CASINO
TELE: (505) 464-7004
EMAIL: BDParrish@imgresort.com

MESCALERO, NEW MEXICO --- Inn of the Mountain Gods Resort and Casino ("IMGRC"), a business enterprise of the Mescalero Apache Tribe, reported today that net revenue for the quarter ended January 31, 2006 was $25.7 million, an increase of $4.0 million, or 18.5%, from $21.7 million for the quarter ended January 31, 2005. EBITDA for the quarter ended January 31, 2006 was $7.2 million, an increase of $4.7 million or 188% from $2.5 million for the quarter ended January 31, 2005. Net loss for the quarter ended January 31, 2006 was $4.6 million compared to net loss of $1.3 million for the quarter ended January 31, 2005.

Net revenue for the nine months ended January 31, 2006 was $87.5 million, an increase of $20.5 million, or 31.0%, from $67.0 million for the nine months ended January 31, 2005. EBITDA for the nine months ended January 31, 2006 was $19.6 million, an increase of $1.1 million or 6% from $18.5 million for the nine months ended January 31, 2005. Net loss for the nine months ended January 31, 2006 was $14.4 million compared to net income of $6.6 million for the nine months ended January 31, 2005.

Increases in revenue for the three and nine months ended January 31, 2006, are primarily attributable to increased gaming, hotel, and food and beverage revenues associated with opening IMGRC's new resort and casino in March 2005. Increased operating expenses during these periods were largely associated with increased expenses related to operating the new resort and casino, as well as increased consulting and audit fees associated with regulatory compliance. Gaming revenues increased $4.1 million, up 32% from $13.1 million for the quarter ended January 31, 2005, to $17.2 million for the quarter ended January 31, 2006. Hotel revenues increased to $2.3 million, from $0.0 for the quarter ended January 31, 2005 when IMGRC did not have an operating hotel. Food and beverage revenues increased $1.3 million for the quarter ended January 31, 2006, to $2.7 million, from, $1.4 million for the quarter ended January 31, 2005, an increase of 93.0%. Total operating expenses in the quarter ended January 31, 2006 were $22.9 million compared to $21.2 million for the quarter ended January 31, 2005.

For the nine months ended January 31, 2006, gaming revenues increased $10.9 million, to $58.9 million, from $48.0 million for the nine months ended January 31, 2005. Hotel revenues were $8.4 million for the nine month period ended January 31, 2006, compared to $0.0 for the year ago period when IMGRC did not have an operating hotel. Food and beverage revenues increased $5.4 million, or 129%, to $9.6 million for the nine months ended January 31, 2006, from $4.2 million for the nine months ended January 31, 2005. Total operating expenses for the nine months ended January 31, 2006 were $80.9 million compared to $53.7 million for the nine months ended January 31, 2005, an increase of $27.2 million.

Brian Parrish, Chief Operating Officer of IMGRC, stated: "Despite the challenges presented by the warmest winter and lightest natural snowfall in over 50 years, we are encouraged by the increased operating efficiencies we have obtained from our recent efforts to improve staffing levels, inventory controls and controlling expenses. We have reduced total operating expenses $5.4 million from the second quarter to the third quarter of fiscal 2006, while at the same time increasing EBITDA $0.3 million. We were able to achieve these increased efficiencies, while continuing to focus on improving revenue by continued implementation of our marketing plan, emphasizing our new, luxury AAA Four Diamond resort."

ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO

IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and our new resort, which opened on March 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.

NON-GAAP FINANCIAL MEASURES

In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.

EBITDA provides an additional way to view IMGRC's operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC's past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC's operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC's performance) or cash flows provided by operating activities (as an indicator of IMGRC's liquidity), nor should it be considered as an indicator of IMGRC's overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC's results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.

CONFERENCE CALL

IMGRC will discuss its quarterly results during a conference call today at 5:00 pm (EST). The call can be accessed via telephone by dialing 800-866-5043. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting our website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC's website anytime within the next 60 days.

FORWARD-LOOKING STATEMENTS

Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by our use of forward-looking words such as "may," "will," "anticipate,"

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"estimate," "except," "scheduled," or "intend" and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in our Annual Report on Form 10-K for our fiscal year ended April 30, 2005, filed with the Securities and Exchange Commission, the SEC, on July 28, 2005, and our Quarterly Report on Form 10-Q for our second quarter ended October 31, 2005, filed with the SEC on December 15, 2005. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.

                   INN OF THE MOUNTAIN GODS RESORT AND CASINO
          (AN UNINCORPORATED ENTERPRISE OF THE MESCALERO APACHE TRIBE)

                                           SELECTED FINANCIAL INFORMATION
                                   ($ IN THOUSANDS, EXCEPT WIN PER UNIT PER DAY)
                                                         QUARTER ENDED                     NINE MONTHS ENDED
                                                          JANUARY 31                           JANUARY 31
                                                --------------------------------    ---------------------------------
                                                    2006              2005              2006               2005
                                                -------------    ---------------    --------------     --------------
                                                (UNAUDITED)       (UNAUDITED)        (UNAUDITED)        (UNAUDITED)

OPERATING RESULTS
Gross revenues                                       $26,242            $21,859           $89,899            $67,383
Net revenues                                         $25,683            $21,672           $87,568            $67,048
Income from operations                               $ 2,749            $   497           $ 6,684            $13,336
Net income (loss)                                    ($4,616)           ($1,314)         ($14,357)           $ 6,563
OTHER DATA
EBITDA (1)                                             7,165             $2,519           (22,110)           $18,378
PROPERTY DATA (AS OF THE END OF PERIOD
EXCEPT WIN PER DAY DATA)
     Gross slot win per day                          $   114            $   122           $   131            $   145
     Non-poker table games win per day               $   500            $   522           $   517            $   696
     Number of slot machines                           1,509              1,091             1,509              1,151
     Number of non-poker table games                      47                 32                47                 32




                                                                                   ----------------------------------
                                                                                   AS OF JANUARY          AS OF
                                                                                      31, 2006        APRIL 30, 2005
                                                                                   ---------------    ---------------
                                                                                    (UNAUDITED)

BALANCE SHEET DATA:

Cash and cash equivalents                                                             $    13,799        $    13,719
Restricted cash and cash equivalents                                                       21,107             35,871
Other current assets                                                                        1,986              2,867
Property and equipment, net                                                               230,035            231,721
Other non-current assets                                                                    8,179              9,516
                                                                                   ---------------    ---------------
     Total                                                                            $   275,107        $   293,694
                                                                                   ===============    ===============

Current liabilities                                                                   $    17,176        $    25,877
Construction payable                                                                        5,275              8,146
Current portion of long term debt                                                           3,397                254
Long term loans, net of current portion                                                   212,417            201,274
Equity                                                                                     36,842             58,143
                                                                                   ---------------    ---------------
     Total                                                                            $   275,107        $   293,694
                                                                                   ===============    ===============

--------------
(1) See "Non-GAAP Financial Measures" in the text of the release for a discussion of how IMGRC defines and uses EBITDA. Below is a quantitative reconciliation of EBITDA to IMGRC's most directly comparable GAAP financial performance measure, net income:



                                                         QUARTER ENDED                     NINE MONTHS ENDED
                                                          JANUARY 31                           JANUARY 31
                                                --------------------------------    ---------------------------------
                                                    2006              2005              2006               2005
                                                --------------    --------------    --------------     --------------
                                                 (UNAUDITED)       (UNAUDITED)       (UNAUDITED)        (UNAUDITED)


Net income                                         $   (4,616)       $                 $  (14,357)         $   6,563
     Depreciation and amortization                      4,456             2,022            13,288              5,042
     Interest income                                      (84)             (161)             (344)              (513)
     Interest Expense                                   7,409             1,970            21,048              7,386
                                                --------------    --------------    --------------     --------------
EBITDA                                             $    7,165        $   (1,101)       $   19,633          $  18,478



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
                                      INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENTS OF INCOME (LOSS)
                                                              (unaudited)
                                                           ($ IN THOUSANDS)

                                                                   QUARTER ENDED                       NINE MONTHS ENDED
                                                                    JANUARY 31                            JANUARY 31
                                                         ----------------------------------    ----------------------------------
                                                              2006               2005               2006               2005
                                                         ---------------    ---------------    ---------------    ---------------
                                                          (UNAUDITED)        (UNAUDITED)        (UNAUDITED)        (UNAUDITED)

Revenues:
     Gaming                                              $       17,173       $     13,061         $   58,871         $   48,004
     Hotel                                                        2,263                  -              8,439                  -
     Food and beverage                                            2,721              1,425              9,618              4,199
     Recreation and other                                         4,084              7,373             12,971             15,179
                                                         ---------------    ---------------    ---------------    ---------------
     Gross revenue                                               26,241             21,859             89,899             67,383
         Less Promotional Allowances                                558                187              2,331                335
                                                         ---------------    ---------------    ---------------    ---------------
     Net Revenue                                                 25,683             21,672             87,568             67,048
                                                         ---------------    ---------------    ---------------    ---------------

Operating costs and expenses:
     Gaming                                                       3,799              5,740             12,789             16,076
     Hotel                                                        1,180                  -              3,916                  -
     Food and beverage                                            2,963              1,548             12,410              5,084
     Recreation and other                                         3,044              4,427              9,368             11,190
     Marketing and Advertising                                    1,899                490              6,659              1,961
     General and administrative                                   4,156              2,334             17,831              5,554
     Insurance (allocated by related party)                         805                513              2,174                918
     Pension (allocated by related party)                           ---                776                ---              1,789
     Telecommunication (charged by related party)                    34                 54                110                180
     Fees (charged by related party)                                600                719              2,339              1,622
     Pre-opening costs and expenses                                 ---              2,541                ---              4,316
     Depreciation                                                 4,456              2,023             13,288              5,042
                                                         ---------------    ---------------    ---------------    ---------------
         Total operating expenses                            $   22,934         $   21,175         $   80,884         $   53,711
                                                         ---------------    ---------------    ---------------    ---------------

Income (loss) from operations                                     2,749                497              6,684             13,336

Other income (expenses):
     Interest income                                                 84                161                346                513
     Interest expense, net of amounts capitalized                (7,409)            (1,970)           (21,048)            (7,386)
     Other income (expense)                                         (40)                (2)              (339)                99
                                                         ---------------    ---------------    ---------------    ---------------
         Total other income (expenses)                           (7,365)            (1,811)           (21,041)            (6,773)
                                                         ---------------    ---------------    ---------------    ---------------

     Net income (loss)                                       $   (4,616)         $  (1,314)        $  (14,357)         $   6,563
                                                         ===============    ===============    ===============    ===============
